UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 4, 2012, Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sapphire Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Allos Therapeutics, Inc., a Delaware corporation (“Allos”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company has agreed to commence a tender offer (the “Offer”) to purchase all of Allos’s outstanding shares of common stock, par value $0.001 per share (the “Allos Shares”), in exchange for, with respect to each Allos Share, (i) an amount of cash equal to $1.82 per share, subject to applicable withholding (the “Cash Portion”), and (ii) one contingent value right (“CVR” and, together with the Cash Portion, the “Merger Consideration”) representing the right to receive the Milestone Payment (as defined below).

The board of directors of Allos has unanimously (i) authorized the execution, delivery and performance of the Merger Agreement, (ii) approved the Offer and the Merger (as defined below), and (iii) recommended that the holders of the Allos Shares accept the Offer, tender their Allos Shares to Merger Sub pursuant to the Offer and, to the extent required by the Delaware General Corporation Law (the “DGCL”), adopt the Merger Agreement. In addition, the boards of directors of the Company and Merger Sub have each separately approved the Merger Agreement, the Offer and the Merger.

The obligation of the Merger Sub to accept for payment and pay for the Allos Shares is subject to the condition that there be validly tendered in accordance with the terms of the Offer (and not validly withdrawn prior to the expiration date of the Offer) that number of Allos Shares that, when added to the Allos Shares then beneficially owned by the Company and its subsidiaries, would constitute a majority of the aggregate number of Allos Shares outstanding immediately prior to the acceptance of Allos Shares pursuant to the Offer. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is expected to be completed during the second quarter of 2012.

Consummation of the Offer is not subject to any financing condition. The Company currently intends to finance the acquisition with a combination of cash on hand and the proceeds of a committed credit facility. Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have committed to provide a $50.0 million senior secured revolving credit facility, which is subject to increase at the election of the Company to $75.0 million in the event that additional lenders commit to such increase, on the terms and subject to the conditions set forth in a commitment letter dated April 4, 2012 (the “Senior Debt Commitment Letter”). The obligations of the lenders to provide the financing under the Senior Debt Commitment Letter are subject to a number of conditions, which are customary for financings of this type or are otherwise consistent with certain conditions in the Merger Agreement.

Following the completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Allos (the “Merger”), with Allos surviving as a wholly owned subsidiary of the Company. At the effective time of the Merger, each Allos Share issued and outstanding immediately prior to such effective time (other than (i) Allos Shares then owned by the Company, Allos or any of their respective subsidiaries and (ii) Allos Shares held by any stockholders who properly demand appraisal in connection with the Merger) will be canceled and converted into the right to receive the Merger Consideration.

If, following the consummation of the Offer, the Company, Merger Sub and their respective affiliates own at least 90% of the outstanding Allos Shares, the Merger will be completed without a meeting of Allos’s stockholders pursuant to the “short-form merger” provision of the DGCL. The Merger Agreement grants the Merger Sub the right, exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Allos Shares from Allos, at a price per share equal to the greater of (i) the last reported sale price of the Allos Shares on the NASDAQ Global Market and (ii) the Cash Portion of the Merger Consideration, that, when added to the Allos Shares directly or indirectly owned by the Company and Merger Sub and their respective affiliates, would equal more than 90% of the outstanding Allos Shares.

The Merger Agreement contains representations and warranties customary for a transaction of this nature. In addition, the Merger Agreement contains customary covenants for a transaction of this nature, including covenants by Allos and the Company regarding the conduct of their respective businesses between execution of the Merger Agreement and the effective time of the Merger. Furthermore, the Merger Agreement contains certain termination rights for both Allos and the Company, including a requirement, upon termination of the Merger Agreement in specified circumstances, that Allos pay to the Company a termination fee in the amount of $7,500,000.

Contingent Value Rights Agreement

In connection with the Merger Agreement, the Company will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with Allos and a rights agent, which will govern the terms of the payment for the CVR. Pursuant to the CVR Agreement, one CVR shall be issued for (i) each Allos Share that Merger Sub accepts for payment pursuant to the Offer, (ii) each Allos Share outstanding that is owned by an Allos stockholder prior to the effective time of the Merger and is converted into the right to receive Merger Consideration pursuant to the terms of the Merger Agreement and (iii) each Allos Share underlying each option or restricted stock unit that is entitled to receive a portion of the Merger Consideration pursuant to the Merger Agreement. Each CVR will be unregistered and will be non-transferable, subject to limited exceptions.

The terms of the CVR Agreement will require the payment of up to an additional $0.11 in cash per CVR, subject to applicable withholding (the “Milestone Payment”), upon the satisfaction of the following specific milestones:

•	the receipt of drug approval for FOLOTYN® in the lead indication in the European Union by December 31, 2012; and

•	the subsequent reimburseable sale of FOLOTYN in the lead indication in at least three countries in the European Union by December 31, 2013.

The form of CVR Agreement is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Tender and Voting Agreements

In connection with the Merger Agreement, the Company has entered into Tender and Voting Agreements (“Tender and Voting Agreements”) with certain directors, executive officers and stockholders of Allos, including Warburg Pincus, the Company’s largest stockholder, which collectively beneficially own approximately 27.7% of all outstanding Allos Shares as of April 4, 2012, based on information provided by them. Pursuant to such Tender and Voting Agreements, each of these parties has agreed, among other things, to (i) tender all of the Allos Shares beneficially owned by him, her or it in the Offer, and (ii) if required by the DGCL, vote such Allos Shares in favor of the adoption of the Merger Agreement and the transactions contemplated thereby.

The form of Tender and Voting Agreement is attached hereto as Exhibit 2.3 and incorporated herein by reference.

Qualifications on Disclosure

The foregoing description of the material terms of (i) the Merger Agreement and the transactions contemplated thereby, (ii) the CVR Agreement and the transactions contemplated thereby, and (iii) the Tender and Voting Agreements and the transactions contemplated thereby is qualified in its entirety by the full text of the Merger Agreement, the form of CVR Agreement and the form of Tender and Voting Agreement, which are filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Allos, their respective businesses, or the actual conduct of their respective businesses during the period prior to the effective time of the Merger.

The Merger Agreement contains representations and warranties that (i) are the product of negotiations among the parties thereto and (ii) the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Additional Information Regarding Tender Offer

The Offer has not yet commenced, and this Current Report is neither an offer to purchase nor a solicitation of an offer to sell Allos Shares or any other securities. On the commencement date of the Offer, the Company will cause Merger Sub to file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (the “SEC”). The offer to purchase the Allos Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. Investors and Allos stockholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement on Schedule 14D-9 that will be filed by Allos with the SEC (each as may be amended from time to time) when they become available, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov.

Item 8.01	Other Events.

On April 4, 2012, the Company and Allos issued a joint press release announcing certain of the transactions described above. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On April 5, 2012, the Company held a conference call that was open to the public to discuss the transactions described above. A transcript of that conference call is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 4, 2012, by and among Spectrum Pharmaceuticals, Inc., Sapphire Acquisition Sub, Inc. and Allos Therapeutics, Inc.

2.2	Form of Contingent Value Rights Agreement.

2.3	Form of Tender and Voting Agreement.

99.1	Joint Press Release, issued April 4, 2012.

99.2	Transcript of Conference Call, dated April 5, 2012.

Forward Looking Statement Disclaimer

This Current Report contains forward-looking statements regarding future events and the future performance of the Company and Allos that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. Such forward-looking statements include statements relating to the ability of the Company and Allos to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and, if the transaction is completed, the success and strategic fit of the proposed combination of the Company and Allos Therapeutics. The forward-looking statements contained in this document are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many Allos’ stockholders will tender their Allos Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; and the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability. The success and strategic fit of the combined entities will depend on the ability of the Company and Allos to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, and leveraging the expertise of partners and employees around the world to assist in the execution of their combined strategy.

Additional risks that could cause actual results to differ include, with respect to the Company, the possibility that existing and new drug candidates may not prove safe or effective, the possibility that the Company’s existing and new applications to the FDA or other regulatory agencies may not receive approval in a timely manner or at all, the possibility that existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that efforts to acquire or in-license and develop additional drug candidates may fail, the Company’s lack of sustained revenue history, the Company’s limited marketing experience, the Company’s dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission; and with respect to Allos, uncertainties pertaining to the business of Allos, including those set forth in Allos’ reports filed with the Securities and Exchange Commission. Neither the Company nor Allos plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 4, 2012, by and among Spectrum Pharmaceuticals, Inc., Sapphire Acquisition Sub, Inc. and Allos Therapeutics, Inc.

2.2	Form of Contingent Value Rights Agreement.

2.3	Form of Tender and Voting Agreement.

99.1	Joint Press Release, issued April 4, 2012.

99.2	Transcript of Conference Call, dated April 5, 2012.